Exhibit 2.f. Periodic report on Form 8KSB dated February 2, 1999, amending Form 8KSB dated November 19, 1998 (Amendment No. 1)


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K/A-2

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)            FEBRUARY 2, 1999
                                                          (NOVEMBER 19, 1998)


                                   CBQ, INC.
             (Exact name of registrant as specified in its charter)


        COLORADO                    33-14707-NY                84-1047159
(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)               File Number)            Identification No.)


4851 KELLER SPRINGS RD., SUITE 213, DALLAS, TEXAS                75246
   (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code            (972) 732-1100


     FREEDOM FUNDING, INC., 1999 BROADWAY, STE. 3235, DENVER, COLORADO 80202
         (Former name or former address, if changed since last report.)

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

     On November 19, 1998 (the "Closing Date"), CBQ, Inc., a Colorado corporation formerly known as Freedom Funding, Inc. (the "Company"), consummated an Agreement of Purchase (the "Reorganization Agreement") dated as of the Closing Date among the Company, CyberQuest, Inc., a Colorado corporation ("CyberQuest"), and the individual stockholders of CyberQuest. The Reorganization Agreement provided for the acquisition of all the outstanding capital stock of CyberQuest by the Company for consideration of all the outstanding capital stock of the Company, resulting in the complete control of the Company by the previous stockholders of CyberQuest. On October 23, 1998, CyberQuest was formed as a result of a Reorganization Agreement dated October 23, 1998 between CyberQuest and CyberQuest, Ltd., a Texas limited partnership.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     See Item 1, above.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired

         (1) Consolidated financial statements of CyberQuest, Ltd. for the period from inception (February 10, 1997) to December 31, 1997.

         (2) Consolidated financial statements of CBQ, Inc., a Texas corporation and the predecessor to CyberQuest, Ltd. for the period from inception (April 6, 1995) to December 31, 1996.

     (b) Pro Forma Financial Information

             Prior to the consummation of the Reorganization Agreement, the Company had no material operations, assets or liabilities. Reference is made to the information provided in the consolidated financial statements regarding CyberQuest, Ltd. and CBQ, Inc. filed with this Current Report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CBQ, Inc.


                                    By:  /s/ MICHAEL SHERIFF
                                         --------------------------------------
                                         Michael Sheriff
                                         Chief Executive Officer



Date:  February 5, 1999

                                  EXHIBIT INDEX
Exhibit             Description
1                   Agreement  of Purchase  dated as of November  19, 1998 among
                    CBQ, Inc., a Colorado  corporation formerly known as Freedom
                    Funding, Inc., CyberQuest, Inc., a Colorado corporation, and the individual stockholders of CyberQuest, Inc.*

2                   Series A Preferred Stock Resolutions and Provisions.*

3 Consolidated financial statements of CyberQuest, Ltd. for the eleven month period ended December 31, 1997.*

4 Consolidated financial statements of CBQ, Inc., a Texas corporation and predecessor of CyberQuest, Ltd. for the period from inception (April 6, 1995) to December 31, 1996.*

                    * - previously filed.